Exhibit 99.1

Contact:

Marc Brailov

MicroStrategy Incorporated

(703) 770-1670

(mbrailov@microstrategy.com)

MicroStrategy’s Q3 2004 Revenue Increases 42% Over Q3 2003

License Revenue Up 46% Over Q3 2003;

Operating Margin Rises to 31% in Q3 2004

MCLEAN, Va., October 26, 2004 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced its financial results for the three-month period ended September 30, 2004 (the third quarter of its 2004 fiscal year), reporting GAAP earnings of $7.22 per share on a diluted basis. Third quarter 2004 revenue was $60.6 million versus $42.8 million in the third quarter of 2003, a 42% increase. Revenue in the second quarter of 2004 was $49.9 million.

Third quarter 2004 license revenue was $25.8 million versus $17.7 million in the third quarter of 2003, a 46% increase and the highest quarterly license revenue amount since the third quarter of 2000. The increase in license revenue during the third quarter of 2004 is primarily due to closing multiple transactions with license revenues in excess of a million dollars during the quarter. License revenue in the second quarter of 2004 was $18.3 million. Revenue from services in the third quarter of 2004 increased 38% over the third quarter of 2003 primarily due to growth in our maintenance business. MicroStrategy’s cash plus long-term investments at the end of the third quarter of 2004 was $101.2 million versus $38.7 million at the end of the third quarter of 2003 and $87.2 million at the end of the second quarter of 2004.

Net income for the third quarter of 2004, determined in accordance with GAAP, was $122.0 million, or $7.22 per share on a diluted basis. This result included a non-cash income tax benefit of $103.6 million as a result of the release of the Company’s US and Canadian deferred tax asset valuation allowance in the amount of $125.4 million. Third quarter 2004 income from operations was $18.8 million, or 31% of revenue, versus $7.0 million, or 16% of revenue, in the third quarter of 2003 and $12.2 million, or 24% of revenue, in the second quarter of 2004.

“With very robust operating income and sharp increases in both overall and license revenues, Q3 2004 was an outstanding quarter for MicroStrategy,” said MicroStrategy President and CFO Eric F. Brown. “MicroStrategy’s fundamentals continue to be solid as evidenced by a 31% operating income margin for the third quarter.”

“Our excellent operating results reflect the effect of three highly successful new product launches since last November that have opened up new markets to MicroStrategy,” said MicroStrategy Chairman and CEO Michael J. Saylor. “With leadership in the reporting space and further product upgrades planned in the next year, we are well positioned for future growth.”

Added 90 New Customers:

New customers and new deals with existing customers in Q3 2004 included:

Air Force Safety Center, Blain’s Farm & Fleet, Brickstream, Chela Financial, Cingular Wireless, CryptoLogic, Inc., Dayton Early Education Agency, Discovery Communications, Inc., E! Entertainment Television, Elder-Beerman Stores Corp., Federal Bureau of Investigation, Four51, Grange Insurance, ICG Commerce, Kerzner International North America, La Capitale Assurances Generales, Liz Claiborne, Inc., LoanPerformance, Lowe’s Companies, Meredith Corporation, National Institutes of Health, Nygard International, Office Depot, Premier, Inc., Prescription Solutions, Shoppers Drug Mart, Spartan Stores, Inc., The Warnaco Group, Inc., U.S. House of Representatives, Ukrop’s Super Markets Inc. and Universal Studios, Inc.

Examples of Noteworthy Customer Deals from Q3 2004:

Discovery Communications, Inc.

With global operations in 160 countries and territories and one billion cumulative subscribers, Discovery Communications, Inc. is a leading global real-world media and entertainment company. Discovery selected MicroStrategy 7i for its ability to meet the complex reporting requirements inherent in analyzing ad sales volume and revenue patterns. Discovery also uses MicroStrategy for several internal human resources reporting applications. Ultimately, Discovery intends to have over 500 MicroStrategy users, and these users will access a 500-gigabyte Oracle® data warehouse incorporating data from several online transaction processing systems.

Cingular Wireless

With more than 25 million voice and data customers across the United States, Cingular Wireless is a leader in mobile voice and data communications. Cingular selected MicroStrategy for its ad-hoc analysis capabilities. Approximately 100 marketing users will perform customer churn analysis using customer and financial data stored in a Teradata® data warehouse. The company will utilize MicroStrategy to track and analyze sales and marketing data to provide end users with greater insight into the company’s customer acquisition and retention programs.

Premier, Inc.

Premier, Inc. is a strategic alliance entirely owned by nearly 200 leading U.S. hospital and healthcare systems. Premier is using MicroStrategy to anchor Clinical Advisor(tm), a program offering hospital assessments, goal-setting data, and benchmarking information to guide healthcare improvement efforts. Premier relies on MicroStrategy to offer member hospitals healthcare information services to improve their performance. Using more than 18 business intelligence (BI) applications developed using MicroStrategy technology, hundreds of Premier’s clients make informed decisions on such issues as the clinical care process, financial and market strategy, resource utilization, patient safety, and staffing.

Federal Bureau of Investigation (FBI)

The FBI will be using the MicroStrategy Business Intelligence Platform™ to analyze and access data in the Bureau’s Investigative Data Warehouse. MicroStrategy technology will support information sharing among law enforcement, intelligence and homeland security agencies. Information sharing among these agencies — essential to national security — will be enhanced by MicroStrategy’s ability to provide a Web-based, collaborative environment for hundreds of analysts to access vast amounts of data. This information sharing is intended to make it easier to respond and react to possible homeland security threats.

MicroStrategy and DuPont Crop Protection Win Major Trade-Magazine Award

In September 2004, MicroStrategy and its customer DuPont Crop Protection won a DM Review World Class Solution Award for DuPont’s MicroStrategy business intelligence application.

“The DuPont Crop Protection and MicroStrategy implementation is truly representative of industry best practices and we commend them for successfully addressing their enterprise challenges,” said Jean Schauer, editor-in-chief of DM Review. Anchored on MicroStrategy, the DuPont Development Data Warehouse is a business intelligence (BI) tool that analyzes, summarizes, manages, and reports on global field development trials for crop protection products. The Development Data Warehouse solution allows managers to improve workflow management.

“The BI tool enables DuPont Crop Protection to improve productivity and effectiveness in our field trials,” said John Beitler, Global Agfile Manager for DuPont Crop Protection. “In today’s very competitive marketplace, having the right information at the right time is essential to success.”

DM Review’s World Class Solution Award, a symbol of excellence within the business intelligence and data warehousing industry, originated in 1996. Entries are accepted in categories that reflect mission-critical segments of the market as determined by feedback from DM Review readers. The winners were selected from more than 80 global entries based on each entry’s impact, relevance and innovation.

Release of Tax Valuation Allowance

The Company determined that it is more likely than not that the Company would be able to utilize a substantial portion of its US and Canadian net operating loss carry forwards and other deferred tax assets prior to their expiration. As a result, the Company released a total of $125.4 million of its US and Canadian deferred tax asset valuation allowance in the third quarter of 2004. Of the $125.4 million, $103.6 million of the valuation release was recorded as an income tax benefit on the Company’s statement of operations and $21.8 million of the valuation release is attributable to stock option exercises, which was recorded as an increase in additional paid in capital on the balance sheet.

Outlook and Financial Guidance Information

The following statements are subject to risks and uncertainties described at the end of this press release. Management guidance for Q4 2004 and full year 2005 contained herein is valid as of the date of this press release only and supersedes any previously announced guidance as to the Company’s expectations for financial results for Q4 2004 and full year 2005.

Approximate Ranges (in millions, except for per share data)	Q4 2004 Range			Full Year 2005 Range
Revenue	$47.7	-	$57.4	$211.1	-	$251.6
Net income	$6.7	-	$13.6	$32.4	-	$48.1

GAAP diluted earnings per share	$0.39	-	$0.79	$1.87	-	$2.74

Diluted weighted average shares outstanding	17.00	-	17.20	17.20	-	17.50

The guidance provided above assumes an effective tax rate in the range of 5% to 7% for the fourth quarter 2004. For the full year 2005 and for each quarter in 2005, the guidance assumes an effective tax rate in the range of 28% to 31%.

MicroStrategy will be discussing its third quarter 2004 results on a conference call today beginning at approximately 5:30 p.m. EDT. Domestically, dial (877) 597-9704 and mention Michael Saylor as the chairperson prior to 5:30 p.m. EDT, or for 48-hour playback access, dial 800-642-1687 and enter the conference ID 9823349. Internationally, dial (706) 634-6550 and mention Michael Saylor as the chairperson prior to 5:30 p.m. EDT, or for 48-hour playback, dial 706-645-9291 and enter the conference ID 9823349. For a live audio Webcast or replay of the call, visit — http://www.microstrategy.com/investor or http://www.streetevents.com for StreetEvents subscribers.

About MicroStrategy

Founded in 1989, MicroStrategy is a worldwide leader in the increasingly critical business intelligence software market. Leading Fortune 2000 companies are integrating MicroStrategy’s industrial-strength software into virtually all facets of their businesses. The MicroStrategy Business Intelligence Platform™ distills vast amounts of data into vital, probing insight to help drive cost-efficiency, productivity, customer relations and revenue-generation. MicroStrategy offers exceptional capabilities — excellent scalability, powerful analytics, user-friendly query and reporting features and an outstanding, easy-to-use Web interface. Top companies are using MicroStrategy to cost-effectively harness large, multi-terabyte databases; empower thousands of employees at all operational levels; and extend the benefits of business intelligence enterprise-wide and beyond to customers, partners and suppliers.

MicroStrategy has over 2,800 enterprise-class customers, including General Motors, Lowe’s Home Improvement Warehouse, Yahoo!, Visa International, Wells Fargo, Telecom Italia, AT&T Wireless Group and Aventis. MicroStrategy also has relationships with over 500 systems integrators and application development and platform partners, including IBM, PeopleSoft, Sun, HP, and Teradata, a division of NCR. MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information or to purchase or demo MicroStrategy’s software, visit MicroStrategy’s Web site at http://www.microstrategy.com.

This press release may include statements that may constitute “forward-looking statements,” including its estimates of future business prospects and financial results, including the information set forth under the caption “Outlook and Financial Guidance Information,” and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7i and MicroStrategy Report Services software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MicroStrategy, MicroStrategy 7, MicroStrategy Business Intelligence Platform, MicroStrategy 7i, MicroStrategy Report Services, MicroStrategy Office, MicroStrategy 7i Universal Edition are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

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MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues
Product licenses	$25,761	$17,652	$62,895	$53,818
Product support and other services	34,865	25,185	96,721	70,087

Total revenues	60,626	42,837	159,616	123,905

Cost of Revenues
Product licenses	1,051	812	2,765	2,341
Product support and other services	7,451	5,980	21,631	18,357

Total cost of revenues	8,502	6,792	24,396	20,698

Gross profit	52,124	36,045	135,220	103,207

Operating Expenses
Sales and marketing	17,227	13,667	49,171	40,629
Research and development	7,347	6,905	20,593	21,636
General and administrative	8,706	8,478	24,162	23,625
Restructuring and impairment charges	—	—	—	1,699
Amortization of intangible assets	18	18	53	166

Total operating expenses	33,298	29,068	93,979	87,755

Income from operations	18,826	6,977	41,241	15,452

Financing and Other Income (Expense)
Interest income	378	174	667	545
Interest expense (1)	(19)	(701)	(44)	(5,048)
Loss on investments	—	—	(85)	—
Loss on early extinguishment of notes payable	—	(30,229)	—	(31,069)
Other (expense) income, net	(162)	(237)	403	(142)

Total financing and other income (expense)	197	(30,993)	941	(35,714)

Income before income taxes	19,023	(24,016)	42,182	(20,262)
(Benefit) provision for income taxes	(102,966)	342	(101,613)	1,135

Net income (loss)	$121,989	$(24,358)	$143,795	$(21,397)

Basic earnings (loss) per share	$7.60	$(1.59)	$8.97	$(1.48)

Diluted earnings (loss) per share	$7.22	$(1.59)	$8.41	$(1.48)

Basic weighted average shares outstanding	16,053	15,359	16,039	14,418

Diluted weighted average shares outstanding	16,903	15,359	17,094	14,418

(1)	Interest expense for the three months ended September 30, 2004 and 2003, includes discount amortization expense on notes payable of $0 and $281, respectively. Interest expense for the nine months ended September 30, 2004 and 2003, includes discount amortization expense on notes payable of $0 and $2,137, respectively.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2004	December 31, 2003
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$74,793	$51,882
Restricted cash	738	747
Accounts receivable, net	30,352	30,993
Prepaid expenses and other current assets	6,565	3,888
Deferred tax assets, net	16,730	1,807

Total current assets	129,178	89,317

Property and equipment, net	16,121	16,113
Capitalized software development costs, net	3,302	3,693
Long-term investments	26,359	—
Deposits and other assets	3,234	1,984
Deferred tax assets, net	113,748	3,686

Total Assets	$291,942	$114,793

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$13,149	$12,768
Accrued compensation and employee benefits	19,280	17,968
Accrued restructuring costs	1,961	2,599
Deferred revenue and advance payments	39,765	28,374

Total current liabilities	74,155	61,709

Deferred revenue and advance payments	1,973	2,750
Other long-term liabilities	3,153	2,443
Accrued restructuring costs	2,237	3,544

Total Liabilities	81,518	70,446

Stockholders’ Equity:
Preferred stock undesignated; $0.001 par value; 4,971 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 12,535 shares issued and 12,467 shares outstanding, and 12,362 shares issued and outstanding, respectively	13	12
Class B common stock; $0.001 par value; 165,000 shares authorized; 3,549 and 3,604 shares issued and outstanding, respectively	4	4
Additional paid-in capital	412,387	387,625
Treasury stock, at cost; 68 shares and 0 shares, respectively	(2,331)	—
Accumulated other comprehensive income	2,469	2,619
Accumulated deficit	(202,118)	(345,913)

Total stockholders’ equity	210,424	44,347

Total Liabilities and Stockholders’ Equity	$291,942	$114,793

MICROSTRATEGY INCORPORATED

Additional Financial Information

Net Income and Additional Financial Information

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net income (loss)	$121,989	$(24,358)	$143,795	$(21,397)

Additional Financial Information:
Restructuring and impairment charges	—	—	—	1,699
Amortization of intangible assets	18	18	53	166
Loss on investments	—	—	85	—
Loss on early extinguishment of notes payable	—	30,229	—	31,069
Discount amortization expense on notes payable	—	281	—	2,137
Release of deferred tax asset valuation allowance	(103,613)		(103,613)	—
Other items	(65)	—	(233)	—

Total	$(103,660)	$30,528	$(103,708)	$35,071

Additional Financial Information - Cash vs. Non-cash

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Non-cash:
Amortization of intangible assets	$18	$18	$53	$166
Loss on investments	—	—	85	—
Loss on early extinguishment of notes payable	—	30,229	—	31,069
Discount amortization expense on notes payable	—	281	—	2,137
Release of deferred tax asset valuation allowance	(103,613)	—	(103,613)	—

Total non-cash	(103,595)	30,528	(103,475)	33,372

Cash:
Restructuring and impairment charges	—	—	—	1,699
Other items	(65)	—	(233)	—

Total cash	(65)	—	(233)	1,699

Total	$(103,660)	$30,528	$(103,708)	$35,071

MICROSTRATEGY INCORPORATED

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures

Management believes that the presentation of the additional financial information is helpful in understanding the ongoing operating results and cash flow indicators with respect to the Company’s core business because the additional financial items are non-cash or cash related gains and expenses incurred during the period that are not associated with ongoing operating results and are not cash flow indicators of the Company’s core business operations.

EBITDA and Additional Financial Information

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net income (loss)	$121,989	$(24,358)	$143,795	$(21,397)

Interest income	(378)	(174)	(667)	(545)
Interest expense	19	701	44	5,048
(Benefit) provision for income taxes	(102,966)	342	(101,613)	1,135
Depreciation and amortization	2,025	2,069	6,157	6,663
Amortization of intangible assets	18	18	53	166

EBITDA	$20,707	$(21,402)	$47,769	$(8,930)

Additional Financial Information:
Restructuring and impairment charges	—	—	—	1,699
Loss on investments	—	—	85	—
Loss on early extinguishment of notes payable	—	30,229	—	31,069
Other expense (income)	162	237	(403)	142

Total	$162	$30,466	$(318)	$32,910

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine months ended September 30,
	2004	2003
Operating activities:
Net income (loss) from continuing operations	$143,795	$(21,397)
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	6,210	6,829
Bad debt recovery	60	256
Loss on investments	85	—
Loss on early extinguishment of notes payable	—	31,069
Discount amortization expense on notes payable	—	2,137
Release of deferred tax asset valuation allowance	(103,613)	—
Other, net	65	176
Changes in operating assets and liabilities:
Accounts receivable	648	1,219
Prepaid expenses and other current assets	(2,727)	(1,771)
Deferred tax assets, net	433	(123)
Deposits and other assets	(1,301)	(623)
Accounts payable and accrued expenses, compensation and employee benefits,	1,875	1,298
Accrued restructuring costs	(1,969)	(2,102)
Deferred revenue and advance payments	10,356	7,087
Other long-term liabilities	712	(299)

Net cash provided by operating activities	54,629	23,756

Investing activities:
Purchases of property and equipment, net	(4,436)	(3,240)
Capitalized software development costs	(1,414)	(205)
Purchase of long-term investments	(26,353)	—
(Increase) decrease in restricted cash	(4)	5,445

Net cash (used in) provided by investing activities	(32,207)	2,000

Financing activities:
Proceeds from sale of class A common stock under employee stock purchase plan and exercise of employee stock options	2,976	2,817
Purchases of treasury stock	(2,331)	—
Net cash payments on promissory notes issued to former preferred stockholders	—	(5,000)

Net cash provided by (used in) financing activities	645	(2,183)
Effect of foreign exchange rate changes on cash and cash equivalents	(181)	518

Net increase in cash and cash equivalents from continuing operations	22,886	24,091
Net cash received from (advanced to) discontinued operations	25	(406)

Net increase in cash and cash equivalents	22,911	23,685
Cash and cash equivalents, beginning of period	51,882	15,036

Cash and cash equivalents, end of period	$74,793	$38,721

Supplemental disclosure of noncash investing and financing activities:
Early extinguishment of notes payable	$—	$(46,875)

Issuance of class A common stock in connection with early extinguishment of notes payable	$—	$78,533